UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

NOBLE MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kifissias 36 Maroussi
Athens, Greece 151 25
__________________
(Address of principal executive offices including zip code)

(003) 0210 684-6943
(Registrant’s telephone number, including area code)

__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2009, Noble Medical Technologies, Inc., a Delaware corporation (“Noble”), GoldSail Shipping Corporation, a Marshall Islands corporation (“GoldSail”) and Noble Merger Corp., a Delaware corporation and a wholly-owned subsidiary of GoldSail (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Noble will merge with and into Merger Sub, with Merger Sub to be the surviving corporation (the “Surviving Corporation”) through an exchange of all the issued and outstanding shares of capital stock of Noble for shares of common stock of GoldSail (the “Merger”).

George Elliott, the beneficial owner of 95% of the capital stock of Noble and its Chief Executive Officer, President, Secretary and Noble’s sole director is also the beneficial owner of 100% of the voting capital stock of GoldSail and he serves as its Chairman and Chief Executive Officer.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, (i) each share of Noble common stock, $0.0001 par value per share, issued and outstanding immediately prior to the effective time of the merger will be converted automatically into, and become exchangeable for, 0.048069 shares of common stock of GoldSail, $0.0001 par value per share (or an aggregate of 201,316 shares of GoldSail common stock), subject to certain equitable adjustments as specified in the Merger Agreement (the “Merger Consideration”), and (ii) the shareholders of Noble will become the shareholders of GoldSail. Furthermore, following the effective time, holders of Noble common stock will cease to be, and will have no rights as Noble shareholders, other than (A) in the case of shares other than shares held by Noble shareholders who asserted appraisal rights in connection with the Merger, the rights to receive the Merger Consideration, and (B) shareholders who will assert appraisal rights in connection with the Merger, the rights afforded to such holders under Section 262 of the General Corporation Law of the State of Delaware.

In addition, the Merger Agreement contains customary representations and warranties of Noble, GoldSail and the Surviving Corporation, as applicable, including, among other things, proper corporate organization and qualification, subsidiaries, capitalization, authorization, no conflict, required filings and consents, compliance with legal requirements, interim operations, proper maintenance of filings with the Securities and Exchange Commission (the “SEC”) and financial statements, absence of certain changes or events, absence of litigation or threatened claims, taxes, agreements, contracts and commitments, bulletin board trading status, shareholder claims, brokers’ fees, absence of undisclosed liabilities and completeness of representations of warranties. The representation and warranties will not survive the closing of the Merger.

Each of Noble, GoldSail and the Surviving Corporation has agreed, prior to closing and except to the extent that the other parties shall otherwise consent in writing, to continue carry on its business in the usual, regular and ordinary course consistent with past practices and in compliance with all applicable laws and regulations, pay its debts and taxes, pay or perform other material obligations when due and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.

Additionally, the parties will cooperate, prepare and file (i) a proxy statement/Registration Statement on Form F-4, seeking Noble’s shareholders’ approval for the Merger and registering with the SEC the shares of GoldSail common stock to be issued to Noble shareholders, and (ii) any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by the Merger Agreement.

The obligations of each of Noble and GoldSail to consummate the Merger are subject to certain closing conditions, including: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by Noble’s shareholders, (ii) GoldSail shall have raised an aggregate of at least $50,000,000 in gross proceeds in a private placement transaction, (iii) that the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects, (iv) that the other parties shall have performed or complied in all material respects with all agreements and covenants under the Merger Agreement, (v) the absence of any order that would (A) prevent the consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following the consummation of the Merger, and (C) affect the right of GoldSail to own, operate or control any of the assets and operations of the Surviving Corporation or adversely affect the title of the shares of GoldSail common stock to be issued, (vi) the receipt of all necessary consents, waivers or approvals by the other parties, (vii) none of Noble’s shareholders having asserted any appraisal rights in connection with the Merger, and (viii) the proxy statement/Registration Statement on Form F-4 having been declared effective by the SEC.

The Merger Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written agreement of Noble and GoldSail, (ii) by either Noble or GoldSail, if a governmental entity issued an order, decree or ruling or taken any other action, having the effect of permanently prohibiting the Merger, (iii) by either Noble or GoldSail if the Merger has not been consummated by November 5, 2009, provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the closing to occur on or prior to such date, (iv) by GoldSail, upon a material breach of any representation, warranty, covenant or agreement on the part of Noble, or if any representation or warranty of Noble has become untrue, in either case such that the conditions to the Merger would not be satisfied (subject to cure provisions), or (v) by Noble, upon a material breach of any representation, warranty, covenant or agreement on the part of GoldSail or the Surviving Corporation, or if any representation or warranty of GoldSail has become untrue, in either case such that the conditions to the Merger would not be satisfied (subject to cure provisions).

The foregoing disclosure provides a brief summary of the provisions of the Merger Agreement, in order to provide a basic understanding of the Merger Agreement and the proposed transaction contemplated thereby. The foregoing summary is not complete and is qualified in its entirety by the copy of the Merger Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary, and the copy of the Merger Agreement, have been included herein to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Noble and GoldSail. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Noble or GoldSail or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Agreement and Plan of Merger, dated as of May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Medical Technologies, Inc.

Date: May 8, 2009	/s/ Charles Bentz
By: Charles Bentz
Title: Chief Financial Officer